                                AMENDMENT NO. 1
                                      TO
                             EMPLOYMENT AGREEMENT


     THIS AMENDMENT NO. 1 (the "Amendment") to that certain Employment Agreement, dated as of August 17, 1994 (the "Employment Agreement"), is made and entered into effective as of the 1st day of July, 1997, by and among Stephen O. Evans (the "Executive"), Evans Withycombe Residential, Inc., a Maryland corporation (the "Company"), and Evans Withycombe Management Inc., an Arizona corporation ("EWMI").

                                R E C I T A L S

     WHEREAS, the Executive, the Company and EWMI have entered into the Employment Agreement; and

     WHEREAS, the Executive, the Company and EWMI wish to amend the Employment Agreement as set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     A. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Employment Agreement.

     B. Paragraph 5(a) of the Employment Agreement is hereby amended to include the following paragraph at the end of such Section:

          "Notwithstanding the foregoing, for the period from January 1, 1997 through December 31, 1997, the Executive hereby waives his right to receive his Annual Base Salary and Bonus Compensation. Executive shall receive, however, on the effective date of this Amendment or as soon thereafter as is practicable, THIRTEEN THOUSAND ONE HUNDRED THIRTY-ONE (13,131) restricted shares of Common Stock of the Company issued pursuant to the Company's Stock Incentive Plan in lieu of his Annual Base Salary. Executive shall further receive that number of restricted shares of Common Stock equal to the amount of his Bonus Compensation, multiplied by 1.155, divided by the closing price of the Company's common stock on the February 27, 1998, the day Bonus Compensation is declared. All such shares of Common Stock shall have such vesting provisions and be subject to such other terms and conditions as set forth in the operative award agreements evidencing the foregoing award of restricted shares of Common Stock."

     C. Except as expressly modified herein, the terms and provisions of the Employment Agreement shall remain in full force and effect and such Employment Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

     D. This Amendment shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Arizona, without regard to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.



                                           EXECUTIVE




                                           /s/ Stephen O. Evans
                                           -------------------------------------


                                           Stephen O. Evans
                                           5035 Cottontail Run East
                                           Paradise Valley, Arizona  85253



                                           EVANS WITHYCOMBE RESIDENTIAL, INC., a
                                           Maryland corporation



                                           By: /s/ Paul R. Fannin
                                               ---------------------------------





                                           EVANS WITHYCOMBE MANAGEMENT INC.,
                                           an Arizona corporation



                                           By: /s/ Paul R. Fannin
                                               ---------------------------------







                                       2